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                                                                   EXHIBIT 10(b)


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement of Form N-1A of our report dated November 10, 1999, relating to the financial statement and financial highlights of Morgan Stanley Dean Value Fund referred to in such report, which appears in such Registration Statement.



/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
New York, New York
November 22, 2000